EXHIBIT 5





October 31, 1997


Board of Directors
Hungarian Telephone and
  Cable Corp.
100 First Stamford Place
Stamford, Connecticut 06902

Gentlemen:

     This opinion is delivered to you in connection with the registration on Form S-3 to be filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement") relating to the registration of 108,979 shares of common stock, par value $.001 per share (the "Common Stock"), of Hungarian Telephone and Cable Corp. (the "Company"), for sales of shares (the "Shares") which may be made by the holders (the "Selling Stockholders") of warrants to purchase Common Stock (the "Warrants").

     In this connection, I have reviewed originals or copies, certified or otherwise identified to my satisfaction, of the Company's Certificate of Incorporation, as amended to date, Bylaws, as amended to date, resolutions of its Board of Directors, the Registration Statement and such other documents and corporate records as I deem appropriate for the purpose of giving this opinion.

     Based upon the foregoing, it is my opinion that, assuming that (i) the Warrants were duly issued, (ii) the Company maintains an adequate number of authorized but unissued and/or treasury shares of Common Stock available for issuance to those selling Stockholders who exercise the Warrants, (iii) the Warrants are properly exercised for shares of Common Stock in accordance with the terms of the Warrants and other applicable documents and (iv) the consideration for the Shares issued pursuant to the Warrants is actually received by the Company, the Shares issued upon exercise of the Warrants will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

     I hereby consent to the inclusion of my opinion as Exhibit 5 of this Registration Statement and the reference to my name in

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the  Prospectus.  In giving  this  consent,  I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ PETER T. NOONE
                                    -----------------------------------
                                    Peter T. Noone
                                    General Counsel



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